UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 25 2017

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 25, 2017, Arcadia Biosciences, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock market (“Nasdaq”) notifying the Company that it no longer is in compliance with Nasdaq Listing Rule 5450(b)(1)(C) because the market value of the Company’s publicly held shares has fallen below the $5.0 million minimum requirement for continued listing on the NASDAQ Global Market for a period of at least 30 consecutive business days. Nasdaq calculates publicly held shares by subtracting from the total shares of common stock outstanding any shares held by officers, directors or any person who beneficially owns more than 10% of the total shares outstanding.

In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has a grace period of 180 calendar days, until November 21, 2017, to regain compliance with Nasdaq Listing Rule 5450(b)(1)(C). Compliance can be achieved by meeting the $5.0 million minimum requirement for market value of publicly held shares for a minimum of 10 consecutive business days during the 180-day compliance period.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2017, the Company previously received a letter on February 14, 2017 from Nasdaq notifying the Company that for the preceding 30 consecutive business days the Company's common stock did not maintain a minimum closing bid price of $1.00 per share as required by Nasdaq Listing Rule 5450(a)(1).  In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a grace period of 180 calendar days, until August 14, 2017, to regain compliance with Nasdaq Listing Rule 5450(a)(1).

If the Company does not regain compliance with Nasdaq Listing Rules 5450(b)(1)(C) and 5450(a)(1) by the end of either of the respective 180 day grace periods, Nasdaq will notify the Company that its common stock is subject to delisting. In the event that the Company receives a notice of delisting, Nasdaq rules permit the Company to appeal the delisting determination to a Nasdaq Hearings Panel. Alternatively, the Company may apply to transfer the listing of its common stock to The Nasdaq Capital Market if it satisfies certain listing criteria for The Nasdaq Capital Market.

The Company currently is considering available options to resolve the deficiency and regain compliance with Nasdaq’s minimum requirements for market value of publicly held shares and bid price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: May 30, 2017	By:	/s/ MATTHEW T. PLAVAN
	Name:	Matthew T. Plavan
	Title:	Chief Financial Officer